SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

AZUREL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-22809	13-3842844

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

Empire State Building 350 5th Avenue Suite 2204 New York, New York 10118 azurel2005@yahoo.com

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (917) 685-4958

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors .

On July 25, 2005, the Board of directors elected Steven Moskowitz as President and CEO, and Brian Bookmeier as Secretary of Azurel, Ltd., a Delaware corporation (“Azurel”).

STEVEN MOSKOWITZ has been secretary, Treasurer and a Director of Spongetech Delivery Systems, Inc. since June, 1999. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001 and as its Secretary since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Mr. Moskowitz was a director and CEO of Azurel, Ltd. from October 31, 2002 to October 10, 2003 and rejoined Azurel from May 1, 2004 through July 26, 2005 as CEO and President (OTCBB and subsequently Pink Sheets). Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. Since June, 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May, 2000, he has served as Vice President of ERC Corp., a privately held corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately held marketing consultant. He served as Vice President, Marketing and Business Development for H.W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children’s apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. He received his B.S. in Management from Tuoro College in 1986.

BRIAN BOOKMEIER is the Director of Operations at ModeEleven, Inc. as well as a member of its Board of Directors. ModeEleven is a privately held software development company that specializes in desktop communication platforms. He has served on DynTek's Board of Directors since 1995 and is a member of the Audit Committee. In addition, from 1993 until 2000 Mr. Bookmeier was DynTek's President and Chief Executive Officer. Prior to its merger with DynTek, he served as Executive Vice President and a Director at Patient Care Services. Patient Care Services was a home medical supply company that specialized in diabetes management. Bookmeier was an investor and Vice President of Seven Sons, Inc., d/b/a/ Las Vegas Golf and Tennis of Novi, Michigan. Seven Sons was in the business of franchised retailing of golf and tennis products, and has discontinued operations From 1992 through 1995 he was an investor and member of Functional Physical Therapy's Board of Directors. Functional Physical Therapy, Inc., a wholly owned subsidiary of Functional Home Therapy, Inc., was a provider of multiple therapies delivered in clinical and home settings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZUREL, LTD.
(Registrant)

Dated: August 4, 2005	By: /s/ Steven Moskowitz Steven Moskowitz President

Disclosure: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service, demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. For further information, please see the Company's current 10-K filing.

Contact: Azurel, Ltd.
Steven Moskowitz, President Empire State Building 350 5th Avenue Suite 2204 New York, New York 10118 azurel2005@yahoo.com (917) 685-4958 Fax (212) 594-4172